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                                                                       EXHIBIT 3

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                     UNITED COMPANIES FINANCIAL CORPORATION
              AS OF AUGUST 20, 1985, AS AMENDED ON MARCH 11, 1988,
      MAY 31, 1988, MARCH 14, 1989, AUGUST 26, 1992, AND JANUARY 31, 1995


                                   ARTICLE I

                               NAME AND LOCATION

          The name of this corporation is UNITED COMPANIES FINANCIAL CORPORATION (the "Corporation") and its principal place of business is 4041 Essen Lane, Baton Rouge, Louisiana. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  SHAREHOLDERS

       2.1 REGULAR ANNUAL MEETING OF SHAREHOLDERS. The regular annual meeting of the shareholders of the Corporation for the election of directors, and the transaction of other business, shall be held once each year at such time and place as the board of directors shall determine, whether in or outside of the State of Louisiana.

       2.2 SPECIAL MEETING OF SHAREHOLDERS. Except as provided in the Articles, a special meeting of the shareholders may be called for any purpose or purposes at any time by the chairman of the board or the chief executive officer of the Corporation, or by resolution of the board of directors duly adopted by a vote of no less than sixty-six and two-thirds percent (66-2/3%) of the entire board of directors. (As amended January 31, 1995, to be effective as of January 31, 1995)

       2.3 PRESIDING OFFICER. The chairman of the board or in his absence one of the vice-chairmen, and in their absence the chief executive officer of the Corporation shall preside at all meetings of the shareholders. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in these by-laws, including but not limited to the procedures for the submission of shareholder proposals and shareholder nominations of directors pursuant to Section 2.8 and Subsection 4.9.2, respectively. The presiding officer of any meeting of the shareholders shall, if the facts warrant, determine and declare to the meeting that business or nominations were not properly brought before the meeting in accordance with these by-laws, including but not limited to Section 2.8 and Subsection 4.9.2, respectively, and if he should so determine, he shall so declare to the meeting and any such business or nominations not properly brought before the meeting shall not be transacted and shall not be submitted for consideration at the meeting. (As amended January 31, 1995, to be effective as of January 31, 1995)





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       2.4      NOTICE OF SHAREHOLDERS MEETING.  Written or printed notice stating the place, day and hour of the shareholders meeting, and, in the case of a special shareholders meeting, the purpose or purposes for which the shareholders meeting is called, shall be delivered by or at the direction of the chief executive officer or Secretary to each shareholder of record entitled to notice of such shareholders meeting, not less than ten (10) nor more than sixty (60) days before the date of either an annual or special shareholders meeting. The notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his last known address as it appears on the records of the Corporation, with postage prepaid. (As amended August 26, 1992, to be effective as of August 26, 1992).

       2.5 QUORUM. Except as provided in the next section hereof, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote at any shareholders meeting, who are present in person or represented by proxy at such shareholders meeting, shall constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder.

       2.6 ADJOURNMENT OF SHAREHOLDERS MEETING. If less than a quorum is in attendance at any time for which a shareholders meeting is called, the meeting may, after the lapse of at least half an hour, be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat. If notice of such adjourned shareholders meeting is sent to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the shareholders meeting and that the previous shareholders meeting failed for lack of a quorum, then any number of shareholders, present in person or represented by proxy, and together holding at least one-fourth of the outstanding shares entitled to vote thereat, shall constitute a quorum at the second of such adjourned meetings.

       2.7      VOTING.

                2.7.1 Proxy. A shareholder shall have the right to cast his vote either in person or by proxy duly authorized in writing, signed by the shareholder and filed with the Secretary prior to or at the commencement of the shareholders meeting.

                2.7.2 Ballot; One Vote. On demand of any shareholder, the vote for directors or on any question before a shareholders meeting shall be by ballot. All elections for directors shall be had by plurality, and all questions decided by majority, of the votes cast, except as otherwise provided by the Articles or these by-laws. Except as otherwise provided in the Articles, each shareholder of record shall have the right, at every shareholders meeting, to one vote upon each matter submitted for a vote, for each share standing in his name on the books of the Corporation.

                2.7.3 List of Shareholders. At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the secretary, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.





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       2.8      SHAREHOLDER PROPOSALS.  Any proposal by a shareholder submitted for consideration at any annual or special meeting of the shareholders of the Corporation must be timely delivered in the proper written form to the secretary of the Corporation. To be timely, a shareholder's proposal shall be delivered to or mailed and received at the Corporation's principal offices at least sixty (60) days prior to the annual or special meeting at which the proposal is to be considered (or, if fewer than seventy (70) days' notice or prior public disclosure of the meeting date is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). To be in proper written form, such shareholder proposal shall set forth in writing (i) the name and address, as they appear on the Corporation's books, of the shareholder submitting the proposal, (ii) the number of shares beneficially owned by the shareholder, (iii) a brief description of the proposal, (iv) the reason(s) for submitting the proposal, (v) any material interest of the shareholder in the proposal, (vi) a representation by the shareholder that the shareholder will attend the meeting to move consideration of the proposal, and (vii) a representation by the shareholder that the shareholder will remain a shareholder of record through the record date of the meeting. (As amended January 31, 1995, to be effective as of January 31, 1995)

                                  ARTICLE III

                                 CAPITAL STOCK

       3.1 CERTIFICATES. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the chairman of the board or one of the vice-chairmen of the board or the chief executive officer or the president or a vice-president and by the secretary, or by an assistant secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the Corporation. If the stock certificates are countersigned by a transfer agent and a registrar, the signatures of the corporate officials may be facsimile.

       3.2 TRANSFER OF SHARES. Shares of stock of the Corporation are transferable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representative, and only after proof of compliance with any restrictions upon their transfer set forth in the Articles or in these by-laws. Upon such transfer, the old certificates shall be surrendered to the person in charge of the stock transfer records, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The board of directors may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as they may require.





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       3.3      RECORD DATE.

                3.3.1 In order to make a determination of the shareholders of record for any purpose, the board of directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a shareholders meeting or to receive payment of dividends, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

                3.3.2 If no record date is fixed, the record date shall be determined as follows: (i) for the purpose of determining shareholders entitled to notice of and to vote at a shareholders meeting, the close of business on the day before the notice of the shareholders meeting is mailed, or if notice is waived, the close of business on the day before the shareholders meeting, shall be the record date; (ii) for the purpose of determining shareholders entitled to a dividend, the close of business on the tenth day after the date of the board of directors meeting at which the dividend is declared shall be the record date; or (iii) for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto shall be the record date.

                3.3.3 A determination of shareholders entitled to notice of and to vote at a shareholders meeting, shall apply to any adjournment thereof unless otherwise provided by the board of directors.

       3.4 TRANSFER AGENTS, REGISTRARS. The board of directors may appoint and remove one or more transfer agents and registrars for any class of stock. If such appointments are made, the transfer agents shall effect original issuances of stock certificates and transfer of shares, record and advise the Corporation and one another of such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical. The transfer agents and registrars, when covered with the Corporation as obligees by an indemnity bond substantially in a form, and issued by a surety company, approved by the Corporation's secretary and providing indemnity unlimited in stated amount, or in form and amount and signed by a surety approved by the board of directors, and upon receipt of an appropriate affidavit and indemnity agreement, may (a) countersign, register and deliver, in place of any stock certificate alleged to have been lost, stolen, destroyed or mutilated, or to have been mailed or not received, a replacement certificate for the same number of shares, and make any payment, credit, transfer, issuance, conversion or exchange to which the holder may be entitled in respect of such replaced certificate, without surrender thereof for cancellation, and (b) effect transfers of shares from the names of deceased persons whose estates are not administered. (As amended August 26, 1992, to be effective as of August 26, 1992.)

       3.5 LOST CERTIFICATE. A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen, mutilated or





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destroyed, or mailed and not received, and the board of directors may in its discretion require the owner of the replaced certificate to give the Corporation a bond, unlimited as to stated amount, to indemnify the Corporation and its transfer agents and registrars against any claim which may be made against it on account of the replacement of the certificate or any payment made or other action taken in respect thereof. New certificates shall bear the designation "duplicate" plainly marked on the face of the new certificate.

                                   ARTICLE IV

                                   DIRECTORS

       4.1 NUMBER OF DIRECTORS, ELECTION AND TERM. Except as otherwise provided pursuant to the provisions of Article III of the Articles relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed exclusively from time to time by resolution duly adopted by a vote of no less than sixty-six and two-thirds percent (66-2/3%) of the entire board of directors. At the 1995 Annual Meeting of Shareholders, the directors shall be divided into three (3) classes, as nearly equal in number as possible, as determined by the board of directors, with the term of office of the first class to expire at the 1996 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1997 Annual Meeting of Shareholders, and the term of office of the third class to expire at the 1998 Annual Meeting of Shareholders, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the shareholders following the 1995 Annual Meeting of Shareholders, the successors of the class of directors whose term expires at such annual meeting of the shareholders shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is elected and qualified. (As amended January 31, 1995, to be effective as of January 31, 1995)

       4.2 PLACE OF HOLDING BOARD OF DIRECTORS MEETINGS. Meetings of the board of directors, regular or special, may be held at any place, within or outside Louisiana, as the board of directors may determine. In addition, meetings of the board of directors, and any committee thereof, may be held by means of conference telephone, or similar communications equipment that allows all persons participating in such meetings to hear and communicate with each other.

       4.3 WRITTEN CONSENTS. Any action which may be taken at a meeting of the board of directors or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the board of directors or committee.

       4.4 FIRST MEETING. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the





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meeting, provided a quorum is present; or they may meet at such time and place as fixed by the consent in writing of all of the directors or by notice given by the majority to the remaining directors. At the first meeting, or any subsequent meeting called for the purpose, the directors shall elect the officers of the Corporation.

       4.5 REGULAR BOARD OF DIRECTORS MEETINGS. Regular meetings of the board of directors may be held without notice, at such time and place as may be designated by the directors.

       4.6 SPECIAL BOARD OF DIRECTORS MEETINGS. Special meetings of the board of directors may be called at any time (i) by the board of directors or by the executive committee by vote at a meeting, or (ii) by the chairman of the board, one of the vice-chairmen of the board, or the chief executive officer, or (iii) in writing, with or without a meeting, by a majority of the directors or of the members of the executive committee. Special meetings may be held at such place or places within or outside Louisiana as may be designated by the board of directors. In the absence of such designation, any such meeting shall be held at such place as may be designated in the notice thereof.

       4.7 NOTICE OF SPECIAL BOARD OF DIRECTORS MEETINGS. Notice of the place and time of every special meeting of the board of directors (and of the first meeting of the newly-elected Board, if held on notice) shall be delivered to each director, or communicated by telephone, or sent to him by telegraph, telecopy or by mail, or by leaving the same at his residence or usual place of business.

       4.8 QUORUM. At all meetings of the board of directors, a majority of the directors in office and qualified to act, shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present is the action of the board of directors, unless the concurrence of a greater proportion is required for such action by law, the Articles or these by-laws. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of the quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

       4.9      NOMINATING PROCEDURE.

                4.9.1 By management. One or more of the shareholders who are members of the board of directors of the Corporation may make nominations for election to the board of directors at any annual meeting of the shareholders of the Corporation. Such nominations, if made by a majority of the members of the board who are shareholders, shall be considered as nominations made by or on behalf of the then existing management of the Corporation. Such nominations shall be made in writing and shall be delivered to the secretary of the Corporation not less than sixty (60) days prior to the annual meeting of the shareholders (or, if fewer than





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seventy (70) days' notice or prior public disclosure of the meeting date is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). (As amended August 26, 1992, to be effective as of August 26, 1992, and as further amended January 31, 1995, to be effective as of January 31, 1995.)

                4.9.2 By shareholders. Any nomination by a shareholder for election to the board of directors at any annual meeting of the shareholders of the Corporation must be timely delivered in the proper written form to the secretary of the Corporation. To be timely, a shareholder's nomination shall be delivered to or mailed and received at the Corporation's principal offices at least sixty (60) days prior to the annual meeting at which the nomination is to be considered (or, if fewer than seventy (70) days' notice or prior public disclosure of the meeting date is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). To be in proper written form, the shareholder's nomination(s) shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including but not limited to such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (b) as to the shareholder proposing the nomination(s), (i) the name and address, as they appear on the Corporation's books, of the shareholder, (ii) the number of shares beneficially owned by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each person whom the shareholder proposes to nominate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) a representation by the shareholder that the shareholder will attend the meeting to move consideration of the nomination(s), and (v) a representation by the shareholder that the shareholder will remain a shareholder of record through the record date of the meeting. (As amended January 31, 1995, to be effective as of January 31, 1995)

      4.10 REMUNERATION TO DIRECTORS. Directors, as such, shall receive such compensation for their services, payable in such amounts, in such manner and at such times as may be fixed from time to time by resolution of the board of directors. Directors shall also be entitled to receive such rights or options to purchase the capital stock of the Corporation pursuant to any plan or agreement which may be approved by a majority of the shareholders of the Corporation present or represented at any shareholders meeting at which such plan or agreement is considered. In addition, the board of directors may allow expenses of attendance to directors for attendance at such meetings. This Section does not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. (As amended March 11, 1988, such amendment to be effective January 1, 1988, and as further amended on March 14, 1989, to be effective as of March 14, 1989.)





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      4.11      POWERS OF BOARD OF DIRECTORS.  The business and affairs of the
Corporation shall be managed by and, subject to any restrictions imposed by law, the Articles or these by-laws, all the powers of the Corporation shall be vested in the board of directors. Without prejudice to such general powers, the board of directors has the following specific powers:

          (a) To appoint managing officers of the Corporation and to terminate their appointment and remove them from office.

          (b) From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

          (c) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of, subordinate officers, agents and factors.

          (d) To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures or other securities of other corporations held by this Corporation.

          (e) To delegate any of the powers of the board of directors to any standing or special committee or to any officer or agent (with power to sub-delegate) upon such terms as they may deem fit.

      4.12 RESIGNATIONS. The resignation of a director shall take effect on receipt of notice thereof by the chairman of the board of directors or the secretary, or on any later date specified in such notice, but not more than thirty days after receipt of such notice.

      4.13 VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled exclusively by a vote of no less than sixty-six and two-thirds percent (66-2/3%) of the remaining directors, even though the remaining directors may not constitute a quorum, at any regular or special board of directors meeting. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and the vacancy occurred and until such director's successor is elected and qualified. (As amended January 31, 1995, to be effective as of January 31,
1995)

      4.14 ELIGIBILITY. No person shall be eligible for nomination or election as a director of this Corporation after reaching the age of seventy-five (75) years, but he shall be eligible to serve as an emeritus director. (As amended March 14, 1989, to be effective as of March 14, 1989, and August 26, 1992, to be effective as of August 26, 1992.)

      4.15 EMERITUS DIRECTORS. Emeritus directors may be elected from time to time by the board of directors in such numbers as the board of directors may determine. Emeritus directors





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may not serve on any committee created by the board of directors, but may attend and observe such meetings of the board of directors to which they may be invited by the board of directors. They shall be entitled to receive such remuneration as the board of directors may determine from time to time but are not empowered to vote on any actions taken by the board of directors nor are they responsible for any such actions. (As amended on March 14, 1989, to be effective as of March 14, 1989.)

      4.16 REMOVAL. Except as otherwise provided pursuant to the provisions of Article III of the Articles relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of no less than eighty percent (80%) of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. (As amended January 31, 1995, to be effective as of January 31,
1995)

                                   ARTICLE V

                              EXECUTIVE COMMITTEE

       5.1 MEMBERSHIP. The board of directors shall appoint an executive committee composed of up to nine members from among the members of the board of directors together with such advisory members of the executive committee as may be appointed by the board of directors. Advisory members may be appointed to the executive committee by the board of directors in such numbers as the board of directors may determine. An advisory member of the executive committee need not be a director. Advisory members may attend all meetings of the executive committee and express their opinions in its deliberations. Advisory members shall perform such duties as shall be assigned by the executive committee but are not required nor empowered to vote on any actions taken by the executive committee, nor shall the attendance of the advisory member be counted in determination of the quorum for any meeting of the executive committee.

       5.2 POWERS AND DUTIES. The executive committee shall advise the officers of the Corporation on all matters concerning its interests and management of its business, and, when the board of directors is not in session, the executive committee shall have and may exercise all the powers of the board of directors, except the power to declare dividends, issue stock, make or alter by-laws, fill vacancies on the board of directors or on the executive committee, or change the membership of the executive committee.

       5.3 MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may from time to time fix. Other meetings of the executive committee may be called by any member.





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       5.4      QUORUM; VOTING.  At any meeting of the executive committee a majority of the members then comprising the committee, but not including any advisory members, shall constitute a quorum. To be effective any action of the executive committee must be authorized by the affirmative vote of a majority of the members present and entitled to vote. Only members of the executive committee who are also members of the board of directors shall be entitled to vote on matters brought before the executive committee.

       5.5 MINUTES OF MEETINGS. The secretary of the executive committee shall keep minutes of the meetings of the executive committee and cause them to be recorded in a book kept at his office for that purpose. The minutes shall be available for inspection by the board of directors for their information, but no approval of any action taken by it shall be required.

                                   ARTICLE VI

            SPECIAL OR STANDING COMMITTEES OF THE BOARD OF DIRECTORS

       6.1 The board of directors may designate and appoint from its number such special or standing committees as may be necessary. Such committee(s) shall have and may exercise such powers as may be provided by resolution of the board of directors or in the Articles or these by-laws. Each committee so appointed shall adopt its own rules of procedure and shall meet as provided by such rules.

                                  ARTICLE VII

                                    OFFICERS

       7.1 TITLES. The officers of the Corporation shall be a chairman of the board of directors, one or more vice-chairmen of the board of directors, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a secretary and such other officers as may, from time to time, be elected or appointed by the board of directors. Any two officers, except that of president and vice-president, may be combined in the same person, and none need be a director. (As amended on May 31, 1988.)

       7.2 CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board of directors shall, when present, preside at all meetings of the directors and the shareholders and shall perform such other duties as shall be assigned to him by the board of directors.

       7.3 VICE-CHAIRMEN OF THE BOARD OF DIRECTORS. A vice-chairman of the board of directors shall preside, in the absence of the chairman of the board of directors, at all meetings of the directors and the shareholders and each shall perform such other duties as shall be assigned to him by the board of directors.

       7.4 CHIEF EXECUTIVE OFFICER. The chief executive officer shall have supervisory powers over the management, operations, business, and affairs of the Corporation. He shall





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perform such duties as shall be assigned to him by the board of directors and shall be primarily responsible for effectuating the orders and resolutions of the board of directors. In the absence of the chairman and vice-chairmen of the board of directors, he shall preside over the meetings of the board of directors and the shareholders.

       7.5 PRESIDENT. The president shall have such powers, and shall perform such duties, as shall be assigned to him by the board of directors. In the absence of the chairman and vice-chairmen of the board of directors and the chief executive officer, he shall preside over the meetings of the board of directors and the shareholders.

       7.6 VICE-PRESIDENTS. Each vice-president shall have such powers, and shall perform such duties as shall be assigned to him by the directors, the chairman or the vice-chairman of the board of directors, the chief executive officer, or by the president, and, in the order determined by the board, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president.

       7.7 CHIEF FINANCIAL OFFICER. The chief financial officer has custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall receive and give, or cause it be given, receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all just debts of the Corporation of whatever nature, when due. He shall enter, or cause to be entered in books of the Corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the chairman of the board of directors or the chief executive officer, he shall render a statement of his accounts. He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the Corporation; and he shall perform all of the other duties incident to the office of chief financial officer. If required by the board of directors, he shall give the Corporation a bond for the faithful discharge of his duties and for restoration to the Corporation, upon termination of his tenure, of all property of the Corporation under his control. (As amended on May 31, 1988.)

       7.8 SECRETARY. The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law, or by these by-laws, and in case of his absence or refusal or neglect so to do, such notice may be given by the shareholders or the directors upon whose request the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the shareholders, of the directors, and of committees in one or more books to be kept for that purpose. Except as otherwise determined by the directors, he has charge of the original stock ledgers, and shall act as transfer agent in respect of the stock and other securities issued by the Corporation unless and until the board of directors shall appoint a corporate transfer agent or agents who shall have such responsibility. He has custody of the seal of the Corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the directors, the chairman or a vice-chairman of the board, the chief executive officer or the president.





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       7.9      ASSISTANTS.  Assistant secretaries may be appointed by the board of directors, the chairmen or the chief executive officer and shall have such powers and duties of the Secretary as may be delegated to one or more of them by the secretary. (As amended August 26, 1992, to be effective as of August 26, 1992.)

                                  ARTICLE VIII

                                AMENDMENTS; ETC.

       8.1 These by-laws may be altered, amended, changed, waived or repealed, and new by-laws may be adopted as provided in the Articles; provided, however, notwithstanding the foregoing, Sections 2.2, 2.3, 2.8, 4.1, 4.13 and 4.16, this Section 8.1 and Subsection 4.9.2 of these by-laws, as amended on and effective as of January 31, 1995, may not be altered, amended, changed, waived or repealed, directly or indirectly, nor may any provision inconsistent with such Sections be adopted, by the board of directors. (As amended January 31, 1995, to be effective as of January 31, 1995.)

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      9.1. CORPORATE SEAL. The corporate seal is circular in form, and contains the name of the Corporation and the words "SEAL LOUISIANA". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

       9.2 CHECKS, DRAFTS, NOTES. All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by the board of directors.

       9.3 NOTICE. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated; except as otherwise provided in these by-laws, any notice is sufficient if given by depositing the same in a United States mail receptacle in a sealed postage-paid envelope addressed to the person entitled thereto at his last known address as it appears on the records of the Corporation; and such notice is deemed to have been given on the day of such mailing.

       9.4 WAIVER OF NOTICE. Whenever any notice of the time, place or purpose of any meeting of the shareholders, the directors or a committee is required by law, the Articles or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of the shareholders in person or by proxy, or at the meeting of the directors or committee in person, as the case may be, is equivalent to the giving of such notice except as otherwise provided by law.





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